                                                                      Exhibit 10


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-67864 of Sun Life (N.Y.) Variable Account C on Form N-4 of our report dated February 9, 2001 accompanying the financial statements of Regatta New York and Regatta Gold New York Sub-Accounts included in Sun Life (N.Y.) Variable Account C, our report dated February 9, 2001 accompanying financial statements of the Futurity Sub-Account included in Sun Life (N.Y.) Variable Account C, our report dated February 7, 2001 accompanying the financial statements of Sun Life Insurance and Annuity Company of New York, and to the incorporation by reference of our report dated February 7, 2001 appearing in the Annual Report on Form 10-K of Sun Life Insurance and Annuity Company of New York for the year ended December 31, 2000.


We also consent to the references to us under the heading "Accountants" in the Prospectuses and under the heading " Financial Statements" in the Statements of Additional Information, which are a part of such Registration Statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 12, 2001